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                                                                    EXHIBIT 99.1


NEWS RELEASE                                                  EASTERLY
                                                              INVESTOR RELATIONS


                                 Client:    Integrated Electrical Services, Inc.

                                 Contacts:  William W. Reynolds, CFO
                                            Lisa Marshall, Vice President
                                            Integrated Electrical Services, Inc.
                                            713-860-1500
FOR IMMEDIATE RELEASE
                                            Ken Dennard / kdennard@easterly.com
                                            Karen Roan / karen@easterly.com
                                            Easterly Investor Relations
                                            713-529-6600


                    INTEGRATED ELECTRICAL SERVICES ANNOUNCES
                         PROPOSED PRIVATE DEBT OFFERING

HOUSTON -- May 14, 2001 -- Integrated Electrical Services, Inc. (NYSE:IEE) today announced that it plans to sell $125 million aggregate principal amount of Senior Subordinated Notes due 2009. The net proceeds from the offering will be used as long-term alternative financing to the Company's bank facility and for general corporate purposes.

     The sale of the notes will be made in a private offering to certain qualified institutional buyers under Rule 144A. The notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of Integrated Electrical Services, Inc.



This press release includes certain statements, including statements relating to the Company's expectations of its future operating results, that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the Company's expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future results, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into fixed price contracts, our ability to incur additional debt in order to fund working capital or acquisitions, difficulty in managing the operation and growth of existing and newly acquired businesses, the high level of competition in the construction industry and due to seasonality. The foregoing and other factors are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended September 30, 2000.